Exhibit 10.15

International

Mirum Pharmaceuticals, Inc.

Restricted Stock Unit Grant Notice - International

(2020 Inducement Plan)

Mirum Pharmaceuticals, Inc. (the “Company”), pursuant to its 2020 Inducement Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”), and in the Plan and the Restricted Stock Unit Award Agreement (the “Award Agreement”) (the definition of which shall include any special terms and conditions for the Participant’s country set out in the attached appendix (the “Appendix”)), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Restricted Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:	[__________________, subject to Participant’s Continuous Service through each such vesting date.]
Issuance Schedule:

Subject to any Capitalization Adjustment, one share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) restricted stock unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate

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in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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Mirum Pharmaceuticals, Inc.	Participant
By:
Signature	Signature

Title:	Date:

Date:

Attachments: Award Agreement (including the Appendix) and 2020 Inducement Plan

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ATTACHMENT I

MIRUM PHARMACEUTICALS, INC.

2020 INDUCEMENT PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”, the definition of which shall include any special terms and conditions for your country set out in the attached appendix (the “Appendix”)), Mirum Pharmaceuticals, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (the “Award”) pursuant to the Company’s 2020 Inducement Plan (the “Plan”) for the number of Restricted Stock Units/shares indicated in the Grant Notice. The Award is granted in compliance with Nasdaq Marketplace Rule 5635(c)(4) as a material inducement to you entering into employment with the Company. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.
GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units/shares of Common Stock subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock in connection with the vesting of the Restricted Stock Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right. This Award was granted in consideration of your services to the Company.
2.
VESTING. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. Vesting will cease upon the termination of your Continuous Service and the Restricted Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the shares of Common Stock to be issued in respect of such portion of the Award.
3.
NUMBER OF SHARES. The number of Restricted Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.
SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other

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applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.
TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.
(a)
Death. Your Award is not transferable other than to your personal representative on your death. At your death, vesting of your Award will cease and your personal representative shall be entitled to receive any Common Stock or other consideration that vested but was not issued before your death.
6.
DATE OF ISSUANCE.
(a)
If you are subject to taxation in the United States, the issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.

(b)
If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)
the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s theneffective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company's policies (a “10b5-1 Arrangement”)), and
(ii)
either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but, if you are subject to taxation in the United States, in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations

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Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A1(d).

(c)
The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.
DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
8.
RESTRICTIVE LEGENDS. The shares of Common Stock issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.
9.
EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
10.
AWARD NOT A SERVICE CONTRACT.
(a)
Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or any Affiliate of the right to terminate you in accordance with applicable laws and your employment or engagement agreement, if any, without regard to any future vesting opportunity that you may have.
(b)
By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s

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right to terminate your Continuous Service in accordance with applicable law and your employment or engagement agreement, if any, or to conduct a reorganization.

(c)
By accepting your Award, you acknowledge, understand and agree that:
(i)
the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(ii)
the grant of your Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards (whether on the same or different terms), or benefits in lieu of awards, even if awards have been granted in the past;

(iii)
your Award and any shares of Common Stock acquired under the Plan,

and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(iv)
the future value of the shares of Common Stock underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;

(v)
neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your Award or of any amounts due to you pursuant to the vesting of your Award or the subsequent sale of any shares of Common Stock received;

(vi)
for the purposes of your Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the Award under the Plan, if any, and the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Award (including whether you may still be considered to be providing services while on a leave of absence);

(vii)
no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

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11.
WITHHOLDING OBLIGATION.
(a)
On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock in respect of your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax and social security laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).

(b)
By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Restricted Stock Units by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the maximum statutory withholding rates for federal, state, local and foreign tax and social security purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Common Stock or any other consideration pursuant to this Award.
(c)
In the event the Withholding Obligation arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
12.
TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax or social security consequences to you of this Award and shall not be liable to you for any adverse tax or social security consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax and social security consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company or any Affiliate) shall be responsible for your own tax and social security liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
13.
UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other

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rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
14.
NOTICES. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the national mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
15.
HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
16.
MISCELLANEOUS.
(a)
The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b)
You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)
You acknowledge and agree that you have reviewed your Award in its entirety,

have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)
This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)
All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.
GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under

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such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
18.
EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
19.
SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
20.
OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain "window" periods and the Company's insider trading policy, in effect from time to time.
21.
AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
22.
COMPLIANCE WITH SECTION 409A OF THE CODE. If you are subject to taxation in the United States, this Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but

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if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
23.
DATA PRIVACY.
(a)
You explicitly and unambiguously acknowledge and consent to the collection,

use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of your Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.

(b)
For the purposes of operating the Plan in the European Union, Switzerland and the United Kingdom, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.

24.
NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
25.
LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
26.
INSIDER TRADING/MARKET ABUSE. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the shares of Common Stock or rights to the shares of Common Stock under the Plan

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during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.
27.
FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.
28.
CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.
29.
APPENDIX. Notwithstanding any provisions in this Agreement, your Award shall be subject to the special terms and conditions for your country set forth in the Appendix attached hereto. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.

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APPENDIX

This Appendix includes special terms and conditions that govern the Award granted to you under the Plan if you reside and/or work in any country listed below.

The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your employer shall include any entity that engages your services.

DENMARK

Stock Option Act. You acknowledge that you received the Employer Statement in Danish which sets forth additional terms of the Award to the extent the Danish Stock Options Act applies.

Foreign Asset / Account Reporting. If you establish an account holding cash or shares of Common Stock outside Denmark, you must report the account to the Danish Tax Administration.

GERMANY

Securities Disclaimer. Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Exchange Control Information. Cross-border payments in excess of EUR €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that you make or receive a payment in excess of this amount, you are required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Tax Reporting. You must report and pay any capital gains tax liability that arises in connection with the sale of shares of Common Stock acquired under the Plan. In general the statutory deadline of filing annual income tax returns for taxpayers is July 31 of the calendar year following the respective fiscal year. Payment periods of due tax amounts are determined in view of the competent tax office. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Germany.

ITALY

Plan Document Acknowledgement. By accepting the Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

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You acknowledge that you have read and specifically and expressly approve the following sections of the Agreement and this Appendix, including: (10) Award Not a Service Contract; (11) Withholding Obligations; 12 (Tax Consequences); (23) Data Privacy; (24) Language; and (28) Choice of Law.

Foreign Asset/Account Reporting Information. If you are an Italian resident and, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if you are not required to file a tax return).

Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside of Italy is subject to a foreign assets tax. Financial assets include shares of Common Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. You should consult with your personal tax advisor about the foreign financial assets tax.

NETHERLANDS

Prohibition Against Insider Trading. You should be aware of the European insider trading rules, which may affect the sale of shares of Common Stock acquired under the Plan. In particular, you may be prohibited from effecting certain share transactions if you have insider information regarding the Company. If it is uncertain whether the insider rules apply, the Company recommends that you consult with a legal advisor. The Company cannot be held liable if you violate the insider trading rules applicable in the Netherlands. You are responsible for ensuring your compliance with these rules.

Under Article 14 of the Market Abuse Regulation ((EU) Regulation 596/2014), anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the price of the securities, regardless of the development of the price. The insider could be any employee of the Company or an Affiliate in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain participants may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this Agreement and participating in the Plan, you acknowledge having read and understood the notification above and acknowledge that it is your responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer. The grant of the Award is exempt or excluded from the requirement to publish a prospectus under the Prospectus Regulation ((EU) Regulation 2017/1129). The Awards are not transferable and are not deemed to qualify as an offering of securities in the Netherlands within the meaning of the Prospectus Regulation. To the extent that a supervisory body would qualify the offering of Awards or its underlying securities as an offering of securities within the meaning of the Prospectus Regulation, such offering will only be made in reliance on Article 1(4) of the Prospectus Regulation provided that no such offering of securities shall require Mirum Pharmaceuticals, Inc. to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

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SPAIN

No Entitlement for Claims or Compensation. The following provision supplements Section 10 of the Agreement that clarifies that the grant, vesting, or settlement of Award does not give you a right to continued service/employment:

By accepting the grant of Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make grants of Awards under the Plan to individuals who may be Consultants, Directors, and Employees throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Awards will not economically or otherwise bind the Company or any Affiliate, including the employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the grant of Awards is made on the assumption and condition that the Awards shall not become part of any employment contract (whether with the Company or any Affiliate, including the employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the Awards, which is gratuitous and discretionary, since the future value of the Awards and the underlying shares of Common Stock is unknown and unpredictable.

You understand and agree that, as a condition of the grant of the Awards, your termination of Continuous Service for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any Awards that may have been granted to you and that were not fully vested on the date of termination of your Continuous Service. In particular, you understand and agree that, unless otherwise expressly provided for by the Company at the Date of Grant, the Awards will be cancelled without entitlement to the shares of Common Stock or to any amount as indemnification if you terminate employment by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the employer, and under Article 10.3 of Royal Decree 1382/1985.

You also understand that this grant of Awards would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant, the Awards and any right to the underlying shares of Common Stock shall be null and void.

Securities Law Information. The Award described in the Agreement and this Appendix do not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Foreign Assets Reporting. You may be subject to certain tax reporting requirements with respect to assets or rights that you hold outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds EUR €50,000 as of December 31 each year. Shares of

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Common Stock acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested awards (e.g., RSU Awards, etc.) are not considered assets or rights for purposes of this reporting requirement.

If applicable, you must report the assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if: (i) the value of previously-reported rights or assets increases by more than EUR €20,000 as of each subsequent December 31, or (ii) upon disposition of the previously-reported rights or assets. You are encouraged to consult with your personal advisor to determine any obligations in this respect.

Share Reporting Requirement. You must declare the acquisition, ownership and disposition of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6. Generally, the declaration must be made in January for shares of Common Stock owned as of December 31 of the prior year and/or shares of Common Stock acquired or disposed of during the prior year; however, if the value of the shares of Common Stock acquired or the amount of the sale proceeds exceeds EUR €1,502,530 (or you hold 10% or more of the share capital of the Company or other such amount that would entitle you to join the Board), the declaration must be filed within one month of the acquisition or disposition, as applicable. You should consult with your personal advisor to determine your obligations in this respect.

Foreign Assets and Transaction Reporting. You may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., shares of Common Stock) and any transactions with non-Spanish residents (including any payments of cash or shares made to you by the Company or a U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with nonSpanish residents during the prior or current year, exceed EUR €1,000,000. Once the EUR €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all of your foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. You will generally only be required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with value of your foreign instruments or the volume of transactions with non-Spanish residents exceed EUR €100,000,000, you acknowledge that more frequent reporting will be required.

SWITZERLAND

Sole Contact and Contractual Partner Information. You acknowledge that the Award, this Agreement including the Appendix and, the Annexes and your participation in the Plan do not create any claims against the employer, either directly or indirectly. Your sole contract and sole contractual partner regarding the Plan and the Award is the Company and the Award does not form part of your contractual compensation.

Continuous Service. Notwithstanding anything else in the Plan or the Agreement, the Continuous Service will be deemed to end on the date when a termination notice is issued, regardless of whether the cessation of the employment was lawful, and shall not include any period notice of termination of employment or any period of salary continuance or deemed employment. As a result, if you receive notice of termination your Continuous Service will end on the date you receive such notice.

Securities Law Information. The Award is not intended to be publicly offered in or from Switzerland. Because it is considered a private offering, it is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units and/or the underlying shares of

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Common Stock: (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a Participant; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

Grant of the Award. The Award is a voluntary gratuity (Gratifikation; gratification) within the meaning of Article 322d Swiss Code of Obligations (CO) as determined at the Company's sole discretion which you have no entitlement to and which does not constitute an entitlement for a grant of further Awards or other equities in the future.

Vesting. You acknowledge and confirm that the Award is fully discretionary and that before the Restricted Stock Units have vested you shall not have any right in regard to such Restricted Stock Units.

Disability. For the avoidance of any doubt, “Disability” shall include, but not be limited to, any permanent disability as per the social security laws of Switzerland.

Social Security and Tax. You herewith directly authorize your employer to make all (if any) applicable social security, insurance and tax deductions resulting from the grant and/or vesting of the Award or the sale of shares of Common Stock from any compensation owed to you by your employer, subject to any statutory limitations. If your compensation shall not be sufficient to cover such social security, insurance and tax liabilities, you will indemnify the employer upon first demand.

Cause. “Cause” shall include, but not be limited to, all reasons entitling to a summary dismissal pursuant to article 337 of the Swiss Code of Obligations (CO) and all justified reasons pursuant to article 340c para. 2 CO, without limiting the definition of Cause as outlined in the Plan. You expressly acknowledge that the definition of Cause as per the Plan shall include any crime or felony under Swiss laws and any breaches against your duties and in respect of the employer, and not only in respect of the Company.

Language Acknowledgement. You confirm that you have read and understood the documents relating to the Plan, including the Agreement, with all terms and conditions included therein, which were provided in the English language only. You confirm that you have sufficient language capabilities to understand these terms and conditions in full.

Sie bestätigen, dass Sie den Plan sowie die dazugehörigen Dokumente, inklusive der Vereinbarung, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer Sprache verfasst sind, gelesen und verstanden haben. Sie bestätigen, dass Ihre Sprachkenntnisse genügend sind, um die Bedingungen und Voraussetzungen zu verstehen.

Vous confirmez que vous avez lu et compris les documents relatifs au plan, y compris la convention d'attribution, avec toutes les conditions qui y sont incluses, qui ont été fournies en langue anglaise uniquement. Vous confirmez que vous avez des capacités linguistiques suffisantes pour comprendre ces termes et conditions dans leur intégralité.

No Right against Employer. You expressly acknowledge that you shall not have any right or claim under the Restricted Stock Units, the Award, the Plan or the Agreement against your employer. You expressly acknowledge and agree that you only have any right and claim against the Company as set out under the Plan and the Agreement.

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Governing Law and Jurisdiction. You expressly acknowledge and agree to the Choice of Law clause in the Plan and the Agreement and accept that Swiss law does not apply and that Swiss courts do not have any jurisdiction in regard to any claims under the Plan or the Agreement.

UNITED KINGDOM

No Cash Settlement. Notwithstanding any provision of the Plan or the Agreement, the Award may not be settled in cash.

Award Not a Service Contract. The following supplements Section 10 of the Agreement:

You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your Award, or from the loss or diminution in value of any rights or entitlements in connection with the Plan.

Withholding Obligations. The following supplements Section 11 of the Agreement:

As a condition of the vesting of your Award, you unconditionally and irrevocably agree:

(i) to place the Company in funds and indemnify the Company in respect of: (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including, to the extent permitted by law, secondary class 1 (employer’s) national insurance contributions for which you are liable and hereby agree to bear); and (3) all liability to national insurance contributions for which the Company is liable and which are formally transferred to you, which arises as a consequence of or in connection with your Award (the “UK Tax Liability”); or

(ii) to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and

(iii) if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and

(iv) if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and

(v) to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.

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Clawback/Recovery. By executing the Agreement, you expressly consent in writing to the application of the right of recoupment to your Award in accordance with the terms of Section 8(l) of the Plan and Section 17 of the Agreement.

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ATTACHMENT II

2020 INDUCEMENT PLAN

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